UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2009

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, Evans Bancorp, Inc. (the "Company"), together with its wholly-owned subsidiary, Evans Bank, N.A. (the "Bank"), entered into an employment agreement (the "Employment Agreement") with William R. Glass, Secretary of the Company and Senior Vice President of the Bank. The Employment Agreement, which is effective as of September 30, 2009, supersedes and replaces the employment agreement previously entered into among the parties effective as of August 19, 1997 and amended effective as of January 1, 2005.
The Employment Agreement is for a term of 39 months unless earlier terminated by the parties. Mr. Glass will receive an annual base salary of $192,900, subject to annual review and increase if determined by the Company’s Board of Directors or Chief Executive Officer. Mr. Glass will also be eligible to participate in such cash and equity incentive or bonus programs as the Company or the Bank makes available to its senior executive officers from time to time.
In addition, under the Employment Agreement Mr. Glass will be entitled to four weeks paid vacation per year, plus five personal days and customary bank holidays. He is entitled to participate in all employee benefit plans, programs, and arrangements customarily provided by the Company or the Bank, as the case may be, to their respective senior executive officers and for which he qualifies. The Bank will provide Mr. Glass with a monthly car allowance of $700 and will pay or reimburse him for reasonable country club membership dues and certain other expenses incurred by him in connection with the performance of his obligations under the Employment Agreement.
Under the Employment Agreement, upon (a) a termination of Mr. Glass’ employment by the Company or the Bank without "cause", (b) a termination of Mr. Glass’ employment due to "disability" or "retirement", (c) a termination by Mr. Glass with "good reason", or (d) certain terminations of Mr. Glass’ employment within one year following a "change in control" (all such terms used as defined in the Employment Agreement), Mr. Glass will be entitled to receive a payment equal to three times the sum of (i) the highest annual rate of base salary paid to him at any time under the Employment Agreement, plus (ii) the average annual incentive bonus paid to him during the three completed calendar years prior to his termination, and will continue to receive certain medical and health insurance benefits for a period of 36 months following his termination.
The Employment Agreement also contains certain non-competition, non-solicitation and confidentiality provisions.
The foregoing description of certain of the terms of Mr. Glass’ employment is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Glass also serves as Chief Executive Officer of Evans National Leasing, Inc., a wholly-owned subsidiary of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1 Employment Agreement by and among Evans Bank, N.A., Evans Bancorp, Inc. and William R. Glass, executed and delivered by the Company and the Bank on September 30, 2009, and effective as of September 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

October 6, 2009	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and among Evans Bank, N.A., Evans Bancorp, Inc. and William R. Glass, executed and delivered by the Company and the Bank on September 30, 2009, and effective as of September 30, 2009